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                                                                   EXHIBIT 23.03

                        ACKNOWLEDGMENT OF MOSS ADAMS LLP

We acknowledge the incorporation by reference in Amendment No. 2 to the Registration Statement of SmartSources.com, Inc. on Form SB-2 of our report dated August 2, 2000 included in the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000.


/s/ MOSS ADAMS LLP
Bellingham, Washington
August 15, 2000